Exhibit 99.1

Lenders’ Presentation -- Public

January 17, 2013

- looking statements reconciliation contains forward-looking statements. These forward-looking with respect to future events and financial performance. Statements will, continue, further, seek and similar words or statements purposes of the federal securities laws or otherwise. All uncertainties include, but are not limited to, economic, factors that could cause our actual results to differ materially the SEC. may beotherfactorsthatcouldcauseouractualresultsto Forward-looking statements should not be read as a guarantee of the times at, or by which, such performance or results will be information is based on information available at the time and uncertainties that could cause actual performance or results to contained in this presentation are qualified in their entirety by this statements speak only as of the date the statements are made. forward-looking statements to reflect actual results, changes in extent required by applicable securities laws. If the Company Company will make additional updates with respect thereto or financial measures in public disclosures, such as EBITDA with generally accepted accounting principles, or GAAP. presented and prohibit in all filings with the SEC, among other of charges or liabilities that require, or will require, cash manner, from a non-GAAP financial measure; and of a non-GAAP financial measure to eliminate or smooth gainis suchthatit has occurred inthepasttwoyearsor is non-GAAP financial measures in this presentation, including presentation of non-GAAP financial measures. In addition, the in certain of the Company s debt agreements and, as a result, of Adjusted EBITDA see page 28 of this presentation.

Exclusion of charges or liabilities that require, or will require, cash settlement or would have required cash settlement, absent an ability to settle in another manner, from a non-GAAP financial measure; andAdjustment of a non-GAAP financial measure to eliminate or smooth items identified as non-recurring, infrequent or unusual, when the nature of the charge or gain is such that it has occurred in the past two years or is reasonably likely to recur within the next two yearsand include the or governmental indicated from or such good faith those in other more other EBITDA , that the havenon-recurring, recurwithin Adjusted measurements comparableare ofto

IntroductionBarclays

Ocwen Business Overview Ocwen -- William Erbey

Homeward and ResCap Transactions Ocwen -- Ronald Faris

Key Investment Highlights Ocwen -- Ronald Faris

Financial Overview Ocwen -- John Britti

Summary Terms and Timeline Barclays

Questions and Answers Ocwen

INTRODUCTION

Presenters

William C. Erbey

Executive Chairman

29 years at Ocwen
39 years of industry experience

- Ocwen: Chairman of Board since 1996, Chief Executive Officer from 1988 to 2010 and President from 1988 to 1998
- 1983 to 1995: Managing General Partner of The Oxford Financial Group, a private investment partnership (predecessor of Ocwen)
- 1975 to 1983: GE Capital in various capacities most recently as President and Chief Operating Officer of GE Mortgage Insurance
- BA in Economics, Allegheny College and MBA, Harvard University

Ronald M. Faris

President and Chief Executive Officer

22 years at Ocwen
26 years of industry experience

- Ocwen: Chief Executive Officer since 2010 and President since 2001, Executive Vice President from 1998 to 2001, Vice President and Chief Accounting Officer from 1995 to 1997
- 1991 to 1994: Controller for a subsidiary of Ocwen
- 1986 to 1991: Vice President with Kidder, Peabody & Co., Inc.
- 1984 to 1986: General Audit Department of PricewaterhouseCoopers LLP
- BS in Accounting from The Pennsylvania State University

John V. Britti

Executive Vice President and Chief Financial Officer

2 years at Ocwen
21 years of industry experience

- Ocwen: Executive Vice President and Chief Financial Officer since 2012, Executive Vice President - Finance and Business Development from 2011 to 2012
- 2005 to 2011: Chief Operating Officer for mortgage insurer RMIC
- Prior to 2005: Served as Vice President at Freddie Mac and Capital One, Consultant at McKinsey & Company in the Financial Services Industry Group
- BA in Economics, University of Maryland and MBA, Dartmouth's Amos Tuck School

Ocwen's management team has a long track record of success through multiple economic cycles

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Ocwen Business Overview

Who we are and what we do

- Leading provider of residential and commercial mortgage loan servicing and special servicing
  - Publicly-traded (NYSE: OCN) pure play mortgage servicer with more than $5.2 billion in market capitalization
  - 20+ years of innovation in loss mitigation
  - #1 in servicing quality in third party studies of servicers
  - Low cost, scalable servicing platform and technology
- $127 billion servicing portfolio as of September 30, 2012 – $362 billion pro forma for Homeward and ResCap [(1)]
- Employer of over 4,500 professionals and staff worldwide – approximately 10,000 pro forma for Homeward and ResCap
- Management and the Board own approximately 19% of Ocwen and have a strong alignment of interests

Consistent growth in UPB over time...



($ in billions, UPB at period end)
$400
$300
$200
$100
$0
$10
$43
$74
$127
$362
2000
2005
2010
Q3 2012
Q3 2012 PF(1)

...and strong Operating Cash Flow



($ in millions)
$600
$400
$200
$0
$6
$2
$171
$15
$409
$38
$500
$116
2000A
2005A
2010A
Q1 - Q3 2012A
Adjusted Cash Flow from Operations (2)
Net Income

Ocwen's use of proprietary technology and a global platform has made it the highest quality and lowest cost provider in the mortgage servicing industry

1. *Pro forma UPB does not include $46.0 billion of ResCap master servicing contracts.*
2. *Adjusted Cash Flow from Operations starts with net cash provided by operating activities on Ocwen's Statement of Cash Flows and subtracts advance reductions used to pay down match-funded liabilities.*

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Mortgage servicing overviewServicers receive contractual fees based on the unpaid principal balance (“UPB”) of the loans serviced The primary costs of servicing loans are operating expenses and the cost of funding servicer advances In most cases, if there is a shortfall in monthly collections from a delinquent borrower, the servicer is required to “advance” the missed payments and other costs The right to be repaid for these servicer advances is “top-of-the-waterfall”Represents 46 times collateral coverage by the value of the underlying collateral, which are primarily single family homes

Growing demand for high-touch servicers in $10 trillion industry

- $10.0 trillion in residential mortgages outstanding as of September 30, 2012 – $1.1 trillion of delinquent loans
- We are currently in the beginning of a secular shift in the mortgage servicing landscape
  - Large banks are shifting their mortgage activities to focus on core customers that use other services of the bank – credit impaired borrowers are not "core"
  - Servicing non-prime loans has proven too costly for many large banks to operate profitably
  - Top four banks alone currently service 49% of total loans, representing a large future market opportunity
  - "High-touch" servicers like Ocwen are best equipped to improve loan performance for many of these assets

Shift towards specialty servicing (1)

Q3 2011			Q3 2012 (Pro Forma)		
Rank	Servicer	UPB ($ in bn)	Rank	Servicer	UPB ($ in bn)
1	Bank of America	$1,934	1	Wells Fargo	$1,879
2	Wells Fargo	1,814	2	Bank of America (3)	1,157
3	Chase	1,191	3	Chase	1,056
4	Citi	562	4	Citi	472
5	Ally Financial	382	5	Nationstar (4)	425
6	US Bank	227	6	Ocwen (5)	362
7	PHH	178	7	US Bank	260
8	SunTrust	161	8	Walter Inv. Mgmt (6)	222
9	PNC	134	9	PHH	185
10	OneWest	130	10	SunTrust	149

High-touch servicers

Elevated levels of distressed assets (2)


($ in trillions)
$1.6
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
16%
12%
8%
4%
0%
5.4%
5.7%
6.1%
7.9%
11.2%
10.7%
12.9%
12.0%
11.5%
$0.4
$0.5
$0.6
$0.9
$1.2
$1.2
$1.4
$1.2
$1.1
2004
2005
2006
2007
2008
2009
2010
2011
3Q 2012
30+ Days Delinquent and Foreclosures
30+ Days Delinquent and Foreclosures (%)

1. *Source: Inside Mortgage Finance as of 9/30/2012.*
2. *Source: Mortgage Bankers Association, Inside Mortgage Finance. Delinquent loans reflect end of period data.*
3. *Pro forma for the sale of $306 billion in UPB to Nationstar and Walter Investment Management, announced 1/7/2013.*
4. *Pro forma UPB includes Q3 2012 end of period UPB, $13 billion Bank of America closed acquisition in Q4 2012, and ~$215 billion Bank of America acquired portfolio, announced 1/7/2013.*
5. *Ocwen UPB includes subservicing. Adjusted to exclude ResCap's master servicing contracts of $46.0 billion.*
6. *Pro forma for Walter Investment Management Corp.'s acquisition of $50.4 billion of ResCap UPB, announced 10/24/2012. Pro forma for $90 billion Bank of America acquired portfolio, announced 1/7/2013.*

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Homeward and ResCap Transactions

Homeward acquisition overview

Transaction Overview

- On December 27, Ocwen closed its acquisition of Homeward's various residential mortgage loan servicing and origination businesses from WL Ross & Co. LLC ("WL Ross")
- Ocwen acquired servicing assets with approximately $77.4 billion of UPB
  - $70.7 billion UPB related to mortgage servicing rights ("MSRs")
  - $6.7 billion UPB related to subservicing contracts
  - Approximately $2.4 billion of servicer advances
- Origination (Agency-only) business currently generates $800 million per month in new production
  - Volumes expected to reach $1 billion per month in 2013

Transaction Structure & Integration

- Ocwen paid an aggregate price of $766 million to purchase the equity in Homeward plus $352 million to repay Homeward's existing senior credit facility
- Homeward will operate as a wholly-owned subsidiary of Ocwen
  - Homeward loans expected to transfer during Q2 2013
  - Origination arm will continue to operate as a separately managed entity within Homeward
- Ocwen expects to bring value to the existing Homeward origination platform including:
  - Adding Ginnie Mae issuance capabilities
  - Providing access to the Lenders One network

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Over two decades of servicing led by an experienced management team Stable business model with recurring revenue streams Superior servicing and loss mitigation practices effective at driving down delinquencies and advances Highly scalable platform with lowest operating cost in the industry Low risk balance sheet and strong collateral protection Proven ability to close and effectively board acquisitions Substantial cash flow generation

Revenues are fee-based and recurring in nature Revenues are contractually obligated and are a function of UPB Generally not exposed to credit risk with respect to the mortgage loans it services Predictable revenue and cash flow enabled Ocwen to grow through challenging macroeconomic conditions Stable business model provides strong visibility into revenue, earnings and cash flow Ocwen’s earnings will remain at an elevated level to current earnings for the next four years even if it did not add any additional servicing assets ($ in millions) 2010 2011 2012 UPB Data Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Average UPB Servicing $26,926 $29,283 $42,548 $52,113 $ 50,063 $47,897 $ 63,719 $79,597 $77,303 $94,218 $110,517 Subservicing 23,155 23,483 23,528 23,343 22,563 23,156 25,086 24,867 23,346 19,316 17,342 Total Average UPB $50,081 $52,765 $66,076 $75,457 $ 72,626 $71,053 $ 88,806 $104,464 $100,649 $113,534 $127,859 UPB Mix Servicing 53.8% 55.5% 64.4% 69.1% 68.9% 67.4% 71.8% 76.2% 76.8% 83.0% 86.4% Subservicing 46.2% 44.5% 35.6% 30.9% 31.1% 32.6% 28.2% 23.8% 23.2% 17.0% 13.6% (annualized bps of average UPB) RevenueServicing and Subservicing 53.1 50.0 52.3 54.5 56.5 54.0 50.7 56.6 61.6 70.6 69.8Process Management 7.3 7.6 5.5 5.5 4.7 5.6 4.4 3.3 3.8 3.9 3.0Total Revenue 60.4 57.6 57.9 60.0 61.1 59.6 55.2 60.0 65.4 74.5 72.8Source: Company filings. Senior Secured Term LoanProprietary & Confidential 15

began 1996 record UPB at period102000to $77.4 billion$432005in HomewardTracking a pipeline of $350 billion in new servicing opportunities over next 12-18 months, with $1 trillion market over next 2-3 yearsLarge bank sub-servicing opportunities Additional platform salesMSR purchasesThe long-term growth potential of the reverse mortgage market complements the near and medium-term growth opportunities Ocwen expects from its forward mortgage servicing business Origination platform from Homeward will help support organic growth Correspondent lending platform expected to grow to over $1 billion per month Co-issue and small bulk volume could add another $1 illion per monthRetail lending platform to recapture loans -- critical to prime servicing economicsand hasGrowthpipeline of $ 12-18 months,bank sub-servicing platform purchases growth the near from its platform from lending month and small lending platform economics withstand operating contracts of $46.0

Superior servicing and loss mitigation 2 practices... Roll rate from 90+ days delinquent to current Subprime Servicer Processing Speeds (2) subprime adjustable rate (1) 16% FCL / REO processing speeds classification 12% Fast processors / liquidators Middle of the pack Slow processors / liquidators 8% Ocwen JPM (EMC, WAMU) Countrywide 4% Option One Carrington (REO liquidations) 0% Saxon Ameriquest Ocwen New Centex HFN RFC Option One Aurora IndyMac WaMu Saxon Long Beach Fremont HomEq Wells ASC Chase HLS MLN EMC SPS Ameriquest Fieldstone Fairbanks Litton Countrywide Nat City Equity One Wilshire Ameriquest Wells HLS Roll rate from 90+ days delinquent to current 60+ processing speeds classification subprime fixed rate (1) 16% Fast processors / liquidators Middle of the pack Slow processors / liquidators 12% Ocwen Option One Countrywide / BofA 8% Saxon Natcity Carrington 4% Wells JPM / EMC HomEq Ameriquest 0% Ocwen Option One New WaMu Centex RFC Aurora EMC Saxon Wells HomEq Chase Litton Countrywide Nat City Ameriquest GMAC Equity One Wilshire Source: Bank of America/Merrill Lynch report dated 7/2009, based on 2006 vintage loans on data from 12/2008 to 5/2009. Source: Corelogic LoanPerformance, Barclays, 3/2011.

Assets are self-liquidating and can pay off the debt without accessing the capital markets Adjusted cash flow from operations of $500 million for the first 9 months of 2012 (1) Even if delinquencies increase 25%, free cash flow would only decrease 7% in 2013 versus base case projections Potential for additional cash flow through MSR and servicer advance sales to Home Loan Servicing Solutions (“HLSS”) As assets move to USVI, Ocwen’s effective tax rate will decrease significantly, providing more free cash flow Free Cash Flow Sensitivity (2) Substantial Cash Flow Generation ($ in millions) 2013 2014 2015 ($ in millions) $250 Prepayment speeds $201 with 50% immediate decrease in CPR 5% 10% 17% $200 $180 with 50% immediate increase in CPR (5%) (10%) (15%) $150 $119 $100 Delinquency rates $45 $51 with 25% lower delinq at end point 7% 6% 8% $50 $19 with 25% higher delinq at end point (7%) (6%) (8%) $0 Adjusted Cash Flow from Operations starts with net cash provided by operating activities on Ocwen’s Statement of Cash Flows and subtracts advance reductions used to pay down match- funded liabilities. Reflects cash flow available to prepay the new term loan relative to Ocwen’s base case.

of Grade Quality Accounts Assets Grade and PPE Investment (1) Assets (2) / Total Non-IG filings. million of goodwill. million of Loans, ($ in millions) Assets 9/30/12 % of Total Investment Grade Quality Advances $2,910 71% Cash 271 7% Cash Reserve Accounts 101 2% Deferred Tax Assets 107 3% Total Investment Grade Quality $3,389 83% Other Assets MSR $420 10% Receivables and PPE 152 4% LHFS and Investment in Subs 38 1% Other Assets (1) 102 2% Total Other Assets $713 17% Total Assets (2) $4,103 100% Total Equity $1,523 Total Equity / Total Non-IG Assets 2.1x Source: Company filings. The balance sheet consists of high quality/low risk assets consisting primarily of advance receivables Ocwen has never experienced a material loss on any of its servicing assets including MSRs and advances 83% of assets are investment grade quality assets Even if other assets such as MSRs, DTAs, Net Receivables, and Other Assets all fell to zero, there would still be sufficient equity to cover all debt and other liabilities Ocwen’s second largest operating asset category, MSRs, has never experienced a net impairment of greater than 2% Duration matched liabilities and hedged against LIBOR increases Appropriate level of excess advance funding capacity Includes $70 million of goodwill. Excludes $53 million of Loans, Net - Restricted for Securitization Investors arising from FAS 167 accounting rule change.

$2,156 $142 $1,184 $124 $706 Collateral MSR of 12/31/2012 covenant Agreements negative pledge. excludes $ [Graphic Appears Here] Collateral is valued at >=BBB level as follows: Advances -- 94% of face amount for pledged less projected borrowing; 65% for unpledged Specified Deferred Servicing Fee -- 88% of balance Mortgage Servicing Rights -- 65% of appraised value using industry average cost and ancillary revenue Cash in excess of $50 million -- 100% of balance Excludes additional collateral such as accounts receivable, accrued receivables and DTAs that have not traditionally been rated Term matched loan valued projected using revenue in excess additional accrued been to the collateral requirements is unpledged Ocwen under its

Can quickly scale its servicing platform to efficiently board acquired portfolios with only modest additions to infrastructure Lowest operating cost in the subprime mortgage servicing industry Achieves its competitive position through the use of a technology-enabled servicing platform and a global workforce Global locations where per employee cost is one-eighth of a US-based employee A decade of experience operating in India [Graphic Appears Here] with Cost 70% $260 Ocwen superior new cost study for

FINANCIAL OVERVIEW

Sources Uses ($ in millions) Cash on Hand $29 ResCap Servicing Assets $660 New Senior Secured Term Loan 1,300 ResCap Net Advances 1,707 ResCap Advance Facility 1,358 ResCap Advance Facility Reserve 27 ResCap Bid Deposit 57 Repay Existing Senior Secured Term Loan 314 Transaction Fees and Expenses 36 Total Sources $2,744 Total Uses $2,744

Pro forma capitalization

Pro Forma Capitalization Table

($ in millions)

	12/31/12 E [1]	Transaction Adjustments	12/31/12 PF
Cash	$220	($29)	$192
Match Funded Liabilities	2,534	1,358	3,892
Lines of Credit and Other Borrowings	301	(8)	293
Secured Borrowings Owed to Investors	45	-	45
Warehouse Lines	388	-	388
Total Funding Debt	$3,267	$1,351	$4,618
Senior Secured Term Loan	$314	$986	$1,300
Altisource Loan	75	(75)	-
Promisory Note	26	-	26
Repo Securities	6	-	6
Total Corporate Debt	$421	$911	$1,332
Total Debt	**$3,689**	**$2,261**	**$5,950**
Convertible Preferred Equity	162	-	162
Common Equity [2]	1,523	(11)	1,512
Total Equity	**$1,685**	**($11)**	**$1,674**
Total Capitalization	**$5,374**	**$2,250**	**$7,624**
LTM Adjusted EBITDA [3]	$562	$236	$798
Corporate Debt / LTM Adjusted EBITDA	0.7 x		1.7 x
Total Debt / Total Net Worth	2.2 x		3.6 x

Note: Adjusted EBITDA equals pre-tax income plus corporate interest expense plus depreciation and amortization plus other non-cash charges reducing net income and any restructuring charges relating to acquisitions less interest income on cash. Adjusted EBITDA is after the impact of interest expense on funding debt.

1. *Estimated capitalization as of 12/31/2012 excluding equity roll forward for earnings from quarter ended 12/31/2012. Figures are subject to change.*
2. *Does not include equity roll forward for earnings from quarter ended 12/31/2012.*
3. *LTM pro forma Adjusted EBITDA assumes steady state performance for the Homeward and ResCap portfolios based on the UPB of servicing rights as of 8/31/2012 with Ocwen's 60% historical average Adjusted EBITDA margin applied to the weighted average contractual servicing fees of 50 bps and 30 bps, respectively. Figures do not include an Adjusted EBITDA roll forward to account for the Adjusted EBITDA impact from the quarter ended 12/31/2012. Figures include adjustments to Adjusted EBITDA for sales of assets to HLSS.*

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“Run-Rate“ Revenue and Adjusted EBITDA assume steady state performance for the Homeward and ResCap portfolios based on the UPB of servicing rights as of 8/31/2012 and the weighted average contractual servicing fees of 50 bps and 30 bps, respectively. Adjusted EBITDA assumes Ocwen’s 60% historical average Adjusted EBITDA margin applied to Revenue

Adjusted EBITDA impact of sales of assets to HLSS. Assumes steady state performance for the Homeward portfolio based on the UPB of servicing rights at 8/31/2012 with Ocwen’s 60% historical average Adjusted EBITDA margin applied to the weighted average contractual servicing fee of 50 bps for the Homeward portfolio. Assumes steady state performance for the ResCap portfolio based on the UPB of servicing rights at 8/31/2012 with Ocwen’s 60% historical average Adjusted EBITDA margin applied to the weighted average contractual servicing fee of 30 bps for the ResCap portfolio

The increased leverage associated with the acquisition of the ResCap assets will be temporary in nature ¾ The term loan, prepayable at par, will be reduced with excess cash flows [Graphic Appears Here] will be (1) Litton 1.7x 8/5/2011A 4.5x 8/5/2011A other non-cash and ResCap Adjusted assets to HLSS.

takeawaysbusiness model with recurring revenue servicing andloss mitigation capabilities cashflow generation tocloseand effectively board acquisitions collateral coverage and conservative balance leading cost structure management teamwith strong alignment

Summary Terms and Timeline

Summary Terms and Conditions Borrower: Ocwen Loan Servicing, LLC (the “Borrower”) Issue: $1,300 million Senior Secured Term Loan (the “Term Loan”) Ocwen Financial Corporation (“Parent”) and each of the existing and future direct and indirect subsidiaries of the Parent Guarantor: and/or the Borrower (collectively, the “Guarantors”) Tenor: 5 years Indicative Coupon: L+425 bps LIBOR Floor: 1.25% Original Issue Discount: 99.0 -- 99.5 A perfected first priority security interest in all unencumbered assets of the Company, and a pledge of the capital stock of all Security: current and future domestic subsidiaries Amortization: 1.0% per annum in equal quarterly installments Optional Prepayments: 101 soft call for the 1st year; prepayable at par at anytime thereafter Substantially similar to the existing Term Loan including, but not limited to: ƒ100% Net Proceeds from Non-Permitted Indebtedness Mandatory Prepayments: ƒ100% Net Asset Sale Proceeds (with carve-outs and reinvestment rights, including HLSS transactions) ƒ50% Excess Cash Flow (leverage-based step-downs) Use of Proceeds: Finance the acquisition of certain mortgage servicing assets from ResCap (the “Transaction”), to refinance Ocwen’s Existing Term Loan and to pay fees and expenses incurred in connection with the Transaction Substantially similar to the existing Term Loan including, but not limited to: ƒ Minimum Interest Coverage Ratio Financial Covenants: ƒ Maximum Corporate Leverage Ratio ƒ Maximum Total Debt to Consolidated Tangible Net Worth Ratio ƒ Maximum Loan to Value Ratio

What is a servicer advance When there exists a deficiency in monthly collections due to delinquent borrowers, servicers will “advance” payments to the RMBS trust or third party loan owners. These payments include: Principal and interest Taxes and insurance Property protection and foreclosure costs Servicers incur funding costs on these non-interest bearing advances but do not bear credit risk Advances are recovered at the “top-of-the-waterfall” first from proceeds at a loan-level, and then if those funds are insufficient, from cash collected from other loans in a RMBS trust A servicer can “stop advance” if it believes that an advance will not be recoverable from the borrower

Questions and Answers

Appendix

What is a servicer advance When there exists a deficiency in monthly collections due to delinquent borrowers, servicers will “advance” payments to the RMBS trust or third party loan owners. These payments include: Principal and interest Taxes and insurance Property protection and foreclosure costs Servicers incur funding costs on these non-interest bearing advances but do not bear credit risk Advances are recovered at the “top-of-the-waterfall” first from proceeds at a loan-level, and then if those funds are insufficient, from cash collected from other loans in a RMBS trust A servicer can “stop advance” if it believes that an advance will not be recoverable from the borrower

Deferred servicing fees are contractually-obligated fees earned by and owed to the servicer but not yet collected while a borrower is delinquent Deferred servicing fees have the highest priority in the waterfall, right above servicer advances Collected simultaneously with P&I advances which are the advances recovered most rapidly by servicer Why are they not capitalized on Ocwen’s balance sheet like servicer advances? Ocwen’s conservative cash accounting policies recognize servicing fees only when cash is collected However, the deferred servicing fees are audited numbers, supported by loan level records and referenced in the MD&A of Ocwen’s quarterly SEC filings MSRs are the contractual right to receive servicing compensation in exchange for the obligation to perform the servicing function throughout the life of the related mortgage loan This asset is capitalized on the servicer’s balance sheet and marked at fair value on a quarterly basis Common factors affecting fair value include interest rates, prepayment assumptions, delinquencies of the related mortgage loans, and estimates of float and other income received The MSR is amortized as an expense over the life of the loans

Collateral Coverage

- Pro forma, Ocwen has $2,156mm of collateral giving rise to a 1.7x collateral coverage ratio
- Taking a more conservative view on the collateral, total "investment grade quality" collateral is $1,548mm, which still exceeds the term loan
- The investment grade quality threshold is determined by market benchmarks for available financing at the BBB rating level
- For example, Deferred Servicing Fees, which are top of the waterfall and similar in credit characteristics to Advances, are assumed to achieve a BBB funding level up to an advance rate of 88%. Accordingly, 88% of the DSF balance is considered to be investment grade quality
- A similar concept applies to the MSRs and Unpledged Advances, although the BBB funding level is assumed to be 65% for these assets
- Cash in excess of $50mm is 100% of the balance
- A different concept applies to the equity in match funded advances. For the $4,765mm of match funded advances, there is $3,779mm of match funded liabilities, which implies an advance rate of ~79%. Assuming that Ocwen could borrow through the BBB level of 94%, this would generate an incremental benefit of $709mm

Note: Please see slide 22 for assumptions regarding the collateral pool.

Total collateral – Pro Forma 12/31/12

($ in millions)

Total Collateral		
DSF ❶		$124
MSR ❷		706
Excess Cash (>$50mm) ❸		142
Unpledged Advances ❹	199	
Equity in Match Funded Advances ❺	986	
Total Equity in Advances		$1,184
Total Collateral		**$2,156**

Advances	
Match Funded Advances	$4,765
Less: Match Funded Liabilities	3,779
Equity in Match Funded Advances	$986

Implied collateral level @ BBB

DSF	
DSF	$124
BBB Level Funding	88%
DSF Collateral @ BBB Level	**$109**

Unpledged Advances	
Unpledged Advances	$199
BBB Level Funding	65%
Unpledged Advance Collateral @ BBB Level	**$129**

MSR	
MSR	$706
BBB Level Funding	65%
MSR Collateral @ BBB Level	**$459**

Pledged Advances	
Match Funded Advances	$4,765
Match Funded Liabilities @ 79%	3,779
Match Funded Liabilities @ 94%	4,489
Additional Pledged Advance BBB Level Financing	**$709**

Cash Collateral @ 100%	**$142**
Implied Collateral for BBB Level - Pro Forma 12/31/12	**$1,548**

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OCWEN